                                                  EXHIBIT 11  Page 1

               NORFOLK SOUTHERN CORPORATION AND SUBSIDIARIES
                     COMPUTATION OF EARNINGS PER SHARE
                  (In millions except per share amounts)

                                    Three Months Ended  Six Months Ended
                                         June 30            June 30
                                      1994      1993     1994     1993
                                    --------  --------  -------  -------
Computation for Statements of Income
- ------------------------------------
 Income before cumulative effects of
  changes in accounting principles   $ 178.5  $ 155.2   $ 323.4  $ 294.1
                                     -------  -------   -------  -------
 Cumulative effects of changes in
  accounting principles              $  --    $  --     $  --    $ 223.3
                                     -------  -------   -------  -------
 Weighted average number of shares
  outstanding                          137.2    139.7     137.7    139.9
                                     -------  -------   -------  -------
 Primary earnings per share:
  Income before accounting changes   $  1.30  $  1.11   $  2.35  $  2.10
  Cumulative effects of accounting
   changes                              --       --        --       1.60
                                     -------  -------   -------  -------
       Net income                    $  1.30  $  1.11   $  2.35  $  3.70
                                     =======  =======   =======  =======
Additional Primary Computation
- ------------------------------
 Income before cumulative effects of
  changes in accounting principles   $ 178.5  $ 155.2   $ 323.4  $ 294.1
                                     -------  -------   -------  -------
 Cumulative effects of changes in
  accounting principles              $  --    $  --     $  --    $ 223.3
                                     -------  -------   -------  -------
 Adjustment to weighted average
  number of shares outstanding:
   Weighted average number of
     shares outstanding per
     primary computation above         137.2    139.7     137.7    139.9
   Dilutive effect of outstanding
     options, stock appreciation
     rights (SARs) and performance
     share units (PSUs) (as
     determined by the application
     of the treasury stock
     method) (F1)                        1.1      1.1       1.2      1.2
                                     -------  -------   -------  -------
       Weighted average number of
        shares outstanding,
        as adjusted                    138.3    140.8     138.9    141.1
                                     =======  =======   =======  =======

(F1) See Note 13 of Notes to Consolidated Financial Statements in Norfolk Southern's 1993 Annual Report on Form 10-K for a description of the Long-Term Incentive Plan.

                                                  EXHIBIT 11  Page 2

               NORFOLK SOUTHERN CORPORATION AND SUBSIDIARIES
                     COMPUTATION OF EARNINGS PER SHARE
                  (In millions except per share amounts)

                                    Three Months Ended  Six Months Ended
                                         June 30            June 30
                                      1994      1993     1994     1993
                                    --------  --------  -------  -------
 Primary earnings per share,
  as adjusted (F2):
   Income before accounting changes  $  1.29  $  1.10   $  2.33  $  2.09
   Cumulative effects of accounting
     changes                            --       --        --       1.58
                                     -------  -------   -------  -------
       Net income                    $  1.29  $  1.10   $  2.33  $  3.67
                                     =======  =======   =======  =======


(F2) These calculations are submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because they result in dilution of less than 3 percent.

                                                  EXHIBIT 11  Page 3

               NORFOLK SOUTHERN CORPORATION AND SUBSIDIARIES
                     COMPUTATION OF EARNINGS PER SHARE
                  (In millions except per share amounts)


                                    Three Months Ended  Six Months Ended
                                         June 30            June 30
                                      1994      1993     1994     1993
                                    --------  --------  -------  -------
Fully Diluted Computation
- -------------------------
 Income before cumulative effects
  of changes in accounting
  principles, per primary
  computation                        $ 178.5  $ 155.2   $ 323.4  $ 294.1

 Adjustment to increase earnings
  to requisite level to earn
  maximum PSUs, net of tax effect       27.0     43.8      48.8     83.0
                                     -------  -------   -------  -------
 Income before cumulative effects,
  as adjusted                          205.5    199.0     372.2    377.1

 Cumulative effects of changes in
  accounting principles                 --       --        --      223.3
                                     -------  -------   -------  -------
       Net income, as adjusted       $ 205.5  $ 199.0   $ 372.2  $ 600.4
                                     =======  =======   =======  =======
 Adjustment to weighted average
  number of shares outstanding,
  as adjusted for additional
  primary calculation:
   Weighted average number of
     shares outstanding, as
     adjusted per additional
     primary computation on page 1     138.3    140.8     138.9    141.1
   Additional dilutive effect of
     outstanding options and SARs
     (as determined by the
     application of the treasury
     stock method using period
     end market price)                  --        0.1      --       --
   Additional shares issuable at
     maximum level for PSUs              0.1      0.2       0.1      0.2
                                     -------  -------   -------  -------
       Weighted average number of
        shares, as adjusted            138.4    141.1     139.0    141.3
                                     =======  =======   =======  =======

                                                  EXHIBIT 11  Page 4

               NORFOLK SOUTHERN CORPORATION AND SUBSIDIARIES
                     COMPUTATION OF EARNINGS PER SHARE
                  (In millions except per share amounts)


                                    Three Months Ended  Six Months Ended
                                         June 30            June 30
                                      1994      1993     1994     1993
                                    --------  --------  -------  -------
 Fully diluted earnings
  per share (F3):
   Income before accounting changes  $  1.48  $  1.41   $  2.68  $  2.67
   Cumulative effects of
     accounting changes                 --       --        --       1.58
                                     -------  -------   -------  -------
       Net income                    $  1.48  $  1.41   $  2.68  $  4.25
                                     =======  =======   =======  =======

(F3) These calculations are submitted in accordance with Regulation S-K item 601(b)(11) although they are contrary to paragraph 40 of APB Opinion No. 15 because they produce an anti-dilutive result.